Exhibit 99.1


                             Company Press Release
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ARINCO COMPUTER SYSTEMS, INC. LEADS
FIRST ROUND INVESTMENT IN BROADSTREAM.COM, INC.

EastWest VentureGroup Joins in Backing Innovative Streaming Media
Management Company

GREENWICH, Conn.--(BUSINESS WIRE)--July 5, 2000--Arinco Computer Systems, Inc. ("Arinco") (NASDAQ:ARCU.OB - news) today announced that it has led a first round investment, and acquired a control position, in Broadstream.com, Inc. ("Broadstream"), the first-to-market leader in streaming media management services. With demand for streaming media growing at exponential rates, Broadstream's solutions address critical needs for delivery of high quality, fault tolerant distribution for streaming content and data.

Arinco was joined in its investment in Broadstream by EastWest VentureGroup ("EastWest"), as well as other firms and individuals. The capital infusion will be used to complete development of and launch Broadstream's leading edge streaming media management software and infrastructure.

The control position in Broadstream is Arinco's first acquisition since raising new capital and installing new management in March 2000. Arinco's strategy is to acquire positions in innovative Internet and wireless service and infrastructure companies. Michael Gleason, Arinco's Chairman, stated, "This investment is the first step in our new strategy. With the explosive growth in broadband access and demand, we believe Broadstream is well positioned to deliver critical services to a rapidly expanding universe of content and infrastructure providers. We look forward to a successful relationship."

Broadstream's CEO, Tony Rogers, stated, "This new capital and our experienced partners allow us to accelerate the implementation of our solutions through the build-out of our infrastructure and the completion of our management and marketing team." Broadstream was founded in January 2000 by Tony Rogers and John Kaufman, two pioneers in the implementation of streaming media management technologies and systems. The founders were previously key participants in streaming media initiatives at Disney and Time Warner. Broadstream is headquartered in Los Angeles, CA.

About Arinco

Arinco is a public company (NASDAQ:ARCU.OB - news) which acquires control positions in public and private companies using both cash and equity. With a focus on firms that build and service the "new economy" with leading edge solutions, Arinco's strategy is to acquire, integrate and actively manage these companies in partnership with other strategic investors.

Headquartered in Greenwich, Connecticut, with personnel in San Francisco and Los Angeles, Arinco's major shareholders include partners of FG II Ventures, LLC, and The Culmen Group. Arinco's management team has extensive experience investing in and managing new and innovative companies, both domestically and internationally.

About EastWest

EastWest VentureGroup (www.eastwestvg.com) is a $250 million venture fund focused on early stage investments in Digital Media Infrastructure, technologies, applications, and services that enable the next-generation of communications, information, commerce, and entertainment.

Headquartered in Los Angeles, EastWest is led by Merv Adelson, co-founder of Lorimar Telepictures, and a team of experienced principals with deep experience in the media, cable, and entertainment industries. EastWest's investments include such innovative companies as Internap, Loudeye, Digital River, eMotion and Veon.

Special Note Regarding Forward-Looking Statements:

This press release contains "forward-looking statements" within the meaning of the U.S. Federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. The forward-looking statements in this press release are subject to substantial risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Accordingly, there can be no assurance that the actual results will conform to the forward-looking statements in this press release.
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